Exhibit 10.15

ADDENDUM TO THE

CAPTIVE INSURANCE COMPANY MANAGEMENT SERVICES AGREEMENT

BETWEEN

CEDAR MANAGEMENT LIMITED (“CEDAR”)

USA RISK GROUP (BERMUDA), LTD. (“USABDA”)

(and their affiliated companies) (hereafter collectively “MANAGER”)

AND

AMERINST INSURANCE COMPANY, LTD. (“COMPANY”)

EFFECTIVE: January 1, 2011

The original agreement between COMPANY and MANAGER is hereby renewed for one year beginning January 1, 2011 and ending December, 31, 2011.

The Management Agreement Addendum is amended to read as follows:

Management Agreement Addendum

1)	It is hereby agreed that, the Company will compensate MANAGER;

a.	at a rate of $160,000 for the six months beginning 1/1/11 and ending 6/30/11, which shall be inclusive of all work by MANAGER on run-off of CAMICO and PDIC treaties as well as continuing business from Crum & Forster,

b.	for the six months beginning 7/1/11 and ending 12/31/11, at a rate to be agreed at the June Board meeting of the COMPANY and to be based on a 60% recovery rate on projected time to be incurred by MANAGER at standard staff charge rates.

2)	Cause the above fee to be paid in quarterly installments in advance at the beginning of each calendar quarter.

3)	Reimburse MANAGER for reasonable out-of-pocket expenses incurred during the management of the COMPANY including; courier and express mail service; long distance telephone calls; travel and meeting expenses incurred at the request of the COMPANY; costs of COMPANY stationery; filing fees; and similar expenses.

4)	MANAGER will provide COMPANY with monthly time summaries commencing in January 2011.

COMPANY agrees that special projects will be invoiced separately at agreed upon fees or rates.

IN WITNESS WHEREOF, the parties have duly executed this Addendum this 23rd day of February, 2011.

By:	/s/ THOMAS R. MCMAHON
Cedar Management Limited (itself and on behalf of its affiliated companies)

By:	/s/ THOMAS R. MCMAHON
USA Risk Group (Bermuda), Ltd. (itself and on behalf of its affiliated companies)

By:	/s/ STUART H. GRAYSTON
AmerInst Insurance Company, Ltd.